Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of United Dominion Realty Trust, Inc. on Form S-3 of our report dated February 25, 1998 (March 27, 1998 as to Note 12) appearing in the Annual Report on Form 10-K of ASR Investments Corporation for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

April 23, 1999